UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VIEWRAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1777485
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Thermo Fisher Way, Oakwood Village, Ohio	44146
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the “Common Stock”), of ViewRay, Inc., a Delaware corporation (the “Registrant”). The description of the Common Stock set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-207347) initially filed with the Securities and Exchange Commission on October 9, 2015 and as subsequently amended, together with the description set forth under such caption included in the forms of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIEWRAY, INC.

Date: March 30, 2016	By:	/s/ Chris A. Raanes
	Name:	Chris A. Raanes
	Title:	President and Chief Executive Officer